UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 18, 2008

AKESIS PHARMACEUTICALS, INC.

(Exact name of registrant as specified in its charter)

Nevada	000-27409	84-1409219
(State or other jurisdiction of incorporation or organization)	Commission file number	(I.R.S. Employer identification number)

888 Prospect Street, Suite 320, La Jolla, CA 92037

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (858) 454-4311

N/A

(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On June 18, 2008, Akesis Pharmaceuticals, Inc. (“we” or the “Company”) entered into a revised letter of payment authorization (the “Authorization Letter”) with Charles River Laboratories, Inc. (“Charles River Laboratories”). Pursuant to this Authorization Letter, upon receipt of authorization from the Company, Charles River Laboratories will perform two 13-week non-clinical renal-focused safety and toxicology studies, one in rats (the “Rat Study”) and one in dogs (the “Dog Study”), on the Company’s lead product candidate, AKP-020, otherwise known as bis(ethylmaltolato)oxovanadium (IV). Charles River Laboratories recently completed a set of similar 28-day studies for the Company.

Pursuant to the Authorization Letters, we agreed to pay to Charles River Laboratories certain fees based, in part, on the progress of the Rat Study and the Dog Study. Payment of such fees is contingent upon the initiation of the Rat Study and/or the Dog Study, each of which may be initiated in the sole discretion of the Company. While the Company anticipates initiating each of the Rat Study and the Dog Study in the near term, there is no definitive start date scheduled for the Rat Study or the Dog Study. If both the Rat Study and the Dog Study are started and completed, we anticipate that these fees will total approximately $1,200,000. However, if we elect to terminate either the Rat Study or the Dog Study prior to the completion thereof, we will only be obligated to pay Charles River Laboratories a pro rata portion of the fees applicable to the Rat Study or Dog Study, as applicable, based on the progress of the Rat Study or Dog Study, as applicable, at the time of termination.

The foregoing description of Authorization Letter is intended only as a summary of that document and is qualified in its entirety by reference to the full copy of the Authorization Letter, which are attached hereto as Exhibit 10.1 and and which are hereby incorporated by reference herein.

Item 8.01	Other Events.

On June 24, 2008, we issued a press release announcing our entering into the Authorization Letter for the Rat Study and Dog Study with Charles River Laboratories. A copy of this press release is attached hereto as Exhibit 99.1.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

10.1	Revised Letter of Payment Authorization, effective as of June 18, 2008, between the Company and Charles River Laboratories relating to the Rat Study and the Dog Study

99.1	Press Release, dated as of June 24, 2008, announcing the Company’s arrangements with Charles River Laboratories relating to the Rat Study and Dog Study

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AKESIS PHARMACEUTICALS, INC.

By:	/s/ Jay Lichter, Ph.D
Jay Lichter, Ph.D.
President and Chief Executive Officer

Date: June 24, 2008